North Fork LLC / Kisa Gold Mining, Inc. – Master Earn-In Agreement

North Fork LLC / Kisa Gold Mining, Inc.

Master Earn-In

Agreement

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North Fork LLC / Kisa Gold Mining, Inc. – Master Earn-In Agreement

Table of Contents

I.    Definitions.

 1

a. “Affiliate”

 1

b. “Agreement”

1

c. “Area of Interest”  ..

2

d. “Bankable Feasible Study”

2

e. “Claims”

2

f. “Effective Date”

 2

g. “Exploration Expense”

 2

h. “Force Majeure”

3

i. “Mineral Products”

 3

j. “Optionor”

3

k. “Optionee”

 3

l. “Project”

3

m. “Purchase Price”

 3

n. “Purpose of this Agreement”

3

II.   Representations.

 4

III.    Indemnification.

 6

IV.    Grant.

 7

V.      Option to Acquire Interest in Project.

 8

VI.     Additional Covenants.

 10

VII.   Exploration Expense.

 11

VIII.  Termination by Optionee.

 11

IX.     Default; Termination by Optionor.

 13

X.      Operations.

 14

XI.     Joint Venture

 15

XII.    Maintenance of Claims.

 15

XIII.   Force Majeure; Delay

 16

XIV.   Notices.

 16

XV.    Assignment.

18

XVI.   Confidentiality.

 18

XVII.  Miscellaneous.

 18

A2Kb Master Earn-In Agreement

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North Fork LLC / Kisa Gold Mining, Inc. – Master Earn-In Agreement

List of Exhibits

A. List  of Claims and Map

B. Kisa Gold Mining, Inc. Form of Deed

C. North Fork LLC Form of Deed

D. Form of Joint Venture Agreement

E. Memorandum of Agreement

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North Fork LLC / Kisa Gold Mining, Inc. – Master Earn-In Agreement

MASTER EARN-IN AGREEMENT

This master earn-in agreement (“Agreement”) dated and effective this ____ day of _____________ 2011 (the “Effective Date”) by and between; Kisa Gold Mining, Inc. (“Kisa”), an Alaska corporation having its principal place of business at 724 East Metler Lane, Spokane Valley, Washington 99216 (“Optionor”) and North Fork LLC, an Alaska limited liability company, having its principal place of business at PO Box 284, West Perth, WA 6872 Australia (“Optionee”)

WITNESSETH:

WHEREAS, Kisa is the record owner of several blocks of Claims that are the subject of this Agreement; and

WHEREAS, Optionee desires to explore each of these blocks of Claims for the purpose of developing one or more mines thereon; and

WHEREAS, the Parties agree that, except as specified in Exhibit A, such new Projects as may be discovered by either Party within the Area of Interest may become subject to this Agreement; and

WHEREAS, each Project provided for in this Agreement may evolve separately and become the subject of separate agreements from time-to-time;

NOW THEREFORE, in consideration of these premises and the mutual promises hereinafter set forth and Twenty Thousand Dollars ($20,000.00) in hand paid, receipt of which is hereby acknowledged by Kisa, the Parties agree as follows:

I. Definitions. Unless context requires otherwise, the following definitions shall apply to this Agreement:

a. “Affiliate” shall mean any person, partnership, joint venture, corporation or other form of enterprise that directly or indirectly controls, or is controlled by, or is under common control with, a Party to this Agreement. For the purposes of this paragraph, “control” shall mean possession, directly or indirectly, of the power to direct or cause direction of management and policies through ownership of voting securities, contract, voting trust or otherwise;

b. “Agreement” shall mean this master earn-in agreement;

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North Fork LLC / Kisa Gold Mining, Inc. – Master Earn-In Agreement

c. “Area of Interest”  shall mean the area within thirty (30) kilometers of the outer periphery of the Claims as they are constituted on the Effective Date; provided, however, the Area of Interest shall specifically exclude any claims held by North Fork on the Effective Date and the “BP Claims 1 - 70” as described in Exhibit A attached hereto and incorporated herein and shall further exclude an area within one section in any direction of the BP Claims as constituted on the Effective Date;

d. “Bankable Feasible Study” shall mean a report, which may be prepared either internally or by an independent third party, to ascertain whether a deposit or deposits of ores on the Claims can profitably be extracted, treated and sold in circumstances that would provide reasonable long term returns to the Parties, and shall include, without limiting the generality of the foregoing, such other information in such form and level of detail as may be appropriate and necessary to allow a bank or other lending institution familiar with the mining industry to make a decision as to whether to loan funds for such operations.

e.  “Claims” shall mean those State of Alaska mining locations identified in Exhibit A, attached hereto and incorporated herein by reference;

f. “Effective Date” shall mean the date set forth on the preamble to this Agreement;

g. “Exploration Expense” shall mean expenditures made from and after the Effective Date, in connection with the good faith evaluation, exploration or development of the Claims, whether conducted on or off the Claims, including:

i. Maintaining the Claims in good standing with all governmental agencies, paying fees, wages, salaries and traveling expenses of all persons engaged in exploration thereon and all insurance costs relating to the Claims;

ii. Acquisition of additional rights or interests in the Claims;

iii. Searching title and curing title defects, including the purchase of conflicting rights;

iv. Discharging any finder’s fee that may be due or owning as the result of the parties entering into this Agreement;

v. Acquisition of public and private permits and authorizations required for operations on the Claims, including all costs to acquire or make bonds and deposits to secure or maintain such permits or authorizations and any bond or deposit amount forfeited under circumstances beyond the control of Optionee; and

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North Fork LLC / Kisa Gold Mining, Inc. – Master Earn-In Agreement

vi. Making payments to Optionors in lieu of Exploration Expenditures pursuant to this Agreement. After making any payments required by law to maintain the Claims in good standing, Optionee may tender to Optionor a cash payment equal to the unfulfilled Exploration Expenditures in full satisfaction thereof if necessary Optionee to maintain this Agreement in effect.

h.  “Force Majeure” shall mean any cause beyond Optionee’s reasonable control, whether or not foreseeable, including law, regulation, action or inaction of government; inability to obtain in a timely manner and on terms reasonably acceptable to Optionee any public or private license, permit or authorization which may be required for compliance with this Agreement or operations in connection with the Claims, including removal and disposal of waters, wastes and tailings and reclamation; fire; explosion; inclement weather (by which is meant unusual weather conditions for the area); earthquake; flood; civil commotion; labor dispute; inability to obtain workmen or material; delay in transportation; and acts of God;

i. “Mineral Products” shall mean all locatable mineral substances occurring naturally on or otherwise derived from the Claims;

j. “Optionor” shall mean Kisa Gold Mining, Inc., an Alaska corporation which is  wholly-owned by Gold Crest Mines, Inc., a Nevada corporation;

k. “Optionee” shall mean North Fork LLC, an Alaska limited liability company;

l. “Project” shall mean an operation undertaken by Optionee on any of the several blocks of Claims that are the subject of this Agreement;

m. “Purchase Price” shall mean the amount specified in the Preamble to this Agreement;

n.  “Purpose of this Agreement” shall be to grant Optionee the right to enter onto the Claims, to explore the same and, if warranted, to mine Mineral Products thereon as hereinafter provided;

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North Fork LLC / Kisa Gold Mining, Inc. – Master Earn-In Agreement

II. Representations.

a. Optionee hereto represents to Optionor that:

i. It is a limited liability company duly organized and in good standing in the State of Alaska;

ii. It is qualified to do business in the State of Alaska;

iii. All actions required to authorize it to enter into and perform this Agreement have been properly taken;

iv. It is not and will not be, after the giving of notice and passage of time, in breach or violation of any other agreement or obligation by entering into or performing this Agreement or any transaction contemplated by it;

v. This Agreement has been duly executed and delivered by it; and

vi. This Agreement is valid and binding upon it in accordance with its terms.

b. Optionor jointly and severally represents to Optionee that as of the Effective Date of this Agreement

i. Kisa, is a corporation duly organized under the laws of the State of Alaska and wholly-owned by Gold Crest Mines, Inc., a corporation duly organized and in good standing under the laws of the State of Nevada ;

ii. Kisa is qualified to do business in the State of Alaska;

iii. Kisa has full power and authority to carry on his business and to enter into this Agreement and any agreement or instrument referred to or contemplated by this Agreement;

iv. Neither the execution and delivery of this Agreement nor any of the agreements referred to herein or contemplated hereby, nor the consummation of the transactions hereby contemplated will conflict with, result in the breach of or accelerate the performance required by any agreement to which any of the Optionors is a party or by an Optionor is bound; and

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North Fork LLC / Kisa Gold Mining, Inc. – Master Earn-In Agreement

v. The execution and delivery of this Agreement and the agreements contemplated hereby will not violate or result in the breach of the laws of any jurisdiction applicable or pertaining thereto.

vi. Neither Kisa nor any of its officers or directors have any knowledge of any toxic or hazardous substances on, in or under the Claims;

vii. Neither Kisa nor any of its officers or directors have any notice or knowledge of any release or discharge of any toxic or hazardous substance on, in, under, or from the Claims at any time or times;

viii. Neither Kisa nor any of its officers or directors have any notice or knowledge of any investigation or proceeding by any federal, state or local government or agency thereof that might lead to listing some or all of the Claims under the Comprehensive Environmental Response and Liability Act of 1980, as amended, or any state or local law or regulation dealing with the control of toxic or hazardous substances, materials or wastes;

ix. Neither Kisa nor any of its officers or directors have any knowledge of any conditions existing on or in respect of the Claims which could give rise to a remediation order or otherwise subject either Party to liability for cleanup or remediation of the environment or for damage to natural resources;

x. Kisa has provided to Optionee all information in order that the Optionee could effectively conduct and complete its due diligence and

xi. All of Kisa’s activities on or in relation to the Claims have been carried out in compliance with all applicable laws, regulations and permits, including those intended to protect the environment.

c. Optionor further represents and warrants that as of the Effective Date:

i. Except as set forth in Exhibit A, Kisa is in exclusive possession of, and are the recorded and beneficial owners of, an undivided 100% interest in and has good and marketable title to the Claims and all rights to all Mineral Products thereon or therein, free and clear of all mortgages, liens, charges, pledges, security interests, prior claims or adverse claims whatsoever; that they has not granted or assigned any interest in the Claims; the Claims have been properly located and monumented; location and any required validation work has been properly performed; location notices and certificates have been properly and timely recorded or filed;

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North Fork LLC / Kisa Gold Mining, Inc. – Master Earn-In Agreement

all filings required to maintain the Claims in good standing, including evidence of location and assessment work, or the equivalent thereof, under applicable law have been properly made; all assessment work required to hold the Claims has been properly performed (or deferred or excused) through the assessment year ending September 1, 2010; and all required affidavits of assessment work have been properly and timely filed;

ii. The Claims are not subject to any royalties, overriding royalties, production payments, or other payments out of production other than statutory royalties payable to the State of Alaska;

iii. The Claims are not subject to any finder’s fee or any similar obligation and Optionor covenants to discharge any such finder’s fee immediately if claimed;

iv. All rentals, royalties and other payments to the State of Alaska or to any other entity that are required to be paid to hold the Claims in good standing through August 31, 2011, have been paid in a timely manner and any documents that are required to evidence the foregoing have been properly and timely recorded or filed in the appropriate offices;

d. A breach of any one or more of the representations and warranties in this Agreement may be waived in writing by the Party in whose favor they are given in whole or in part at any time without prejudice to that Party’s rights in respect of any other breach of the same or any other representation or warranty.

e. The representations set forth in this Section II shall survive the termination of this Agreement.

III. Indemnification.

a. Notwithstanding any other provision of this Agreement, Optionee shall have no liability or obligation of any kind to any Optionor or to any third party for the reclamation or remediation of any environmental or other condition on or relating to the Claims arising from any exploration, mining activities or other activity or use of the Claims prior to the Effective Date. Optionor agrees to defend, indemnify and hold harmless Optionee, its directors, officers, employees and agents from any cost, liability, loss, damage, claim, demand, suit, proceeding, expense or contribution, including attorneys’ fees, arising from or related to any such condition or the reclamation or remediation thereof arising from or relating to activities conducted prior to the Effective Date.

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North Fork LLC / Kisa Gold Mining, Inc. – Master Earn-In Agreement

b. Optionee shall assume all risk of loss, death, or injury to property or person, which may arise out of or in connection with any accident that may occur on the Claims after the Effective Date. Optionee shall indemnify, defend and save harmless Optionor, its employees and agents

i. from all claims, demands, suits, proceedings, judgments, costs, and expenses on account of any loss or injury which may occur on the Claims caused by Optionee after the Effective Date, except to the extent that such loss or injury was caused by the negligent conduct of Optionor or their employees, agents, or representatives; and

ii. from any liability arising from requirements, levies or fines of any type by any local, state or federal governmental bodies which are incurred by Optionee as a result of Optionee’s operations, actions or omissions on the Claims, including any violation by Optionee of applicable provisions of federal, state or local law intended to protect the environment.

c. The representations and warranties hereinbefore set out are conditions on which the Parties have relied in entering into this Agreement and will survive the acquisition of any interest in the Claims by the Optionee and each Party will indemnify and save the other harmless from all loss, damage, costs, actions and suits arising out of or in connection with any breach or any representation, warranty, covenant, agreement or condition made by the other Party and contained in this Agreement.

IV. Grant.

Optionor hereby grants unto Optionee the exclusive, complete and unrestricted right to enter, occupy, use, prospect, drill, sample, tunnel, evaluate, and control the Claims in accordance with the Purpose of this Agreement, together with the right to explore for, develop, mine (by open pit, strip, underground, solution mining or any other method, including, but without limitation any method hereafter developed), extract, mill, store, process, remove and market from the Claims all Mineral Products and the right to place thereon, construct, use and remove such structures, facilities, equipment, roadways, haulageways and such other improvements as Optionee may deem necessary, useful or convenient in conducting its operations when or where in Optionee’s sole judgment it is reasonably useful or necessary to do so and to use and consume, for stockpiles, waste dumps, rock or ore in connection with exploration, evaluation and development, so much of the Claims as may be reasonably necessary, useful or convenient for the full enjoyment of the rights herein granted.

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North Fork LLC / Kisa Gold Mining, Inc. – Master Earn-In Agreement

V. Option to Acquire Interest in Project.

a. Optionor hereby grants an exclusive option to Optionee to acquire a fifty-one percent (51%) interest in one or more Projects, free and clear of any liens, charges, debts, royalties or other encumbrances of any kind whatsoever by making an aggregate of Three Million Dollars ($3,000,000.00) of Exploration Expenditures on or for the benefit of Claims on or before October 31, 2013.

i. All decisions concerning the allocation of Exploration Expenditures shall be in the sole discretion of Optionee; provided, however, nothing contained herein shall relieve Optionee from the obligation to keep the Claims in good standing until released as provided in this Agreement.

ii. Upon the Optionee incurring the Exploration Expenditures in accordance with this Section V(a), Optionor shall convey to Optionee (or such other, related party as Optionee shall designate) a fifty-one percent (51%) interest in the title to such of the Projects or Claims as Optionee shall specify in writing, by executing, acknowledging, and delivering to Optionee a Special Warranty Deed in the form of Exhibit B attached hereto together with any other documents, deeds, instruments or declarations required to fully vest such interest in the Claims in Optionee.

iii. Optionee shall thereafter have the right in its sole discretion to proceed with further Exploration Expenditures in accordance with Section V(b) or to proceed with a 51/49 Joint Venture with Optionor, as hereinafter provided.

iv. If Optionee elects to withdraw from Joint Venture in one or more of the Projects or Claims prior to earning a fifty-one (51%) interest in that Project or Claim, it will have no further interest in that specific Project or Claim.

b. Optionor hereby grants an exclusive option to Optionee to acquire an additional twenty-four percent (24%) interest in one or more Projects, free and clear of any liens, charges, debts, royalties or other encumbrances of any kind whatsoever by expending an additional Three Million Dollars ($3,000,000.00) in the aggregate of Exploration Expenditures on or for the benefit of Claims on or before October 31, 2016.

i. Upon the Optionee incurring the Exploration Expenditures in accordance with this Section V(b), Optionor shall convey to Optionee (or such other,

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North Fork LLC / Kisa Gold Mining, Inc. – Master Earn-In Agreement

related party as Optionee shall designate) an additional twenty-four percent (24%) interest in such of the Projects or Claims as Optionee shall designate in writing, by executing, acknowledging, and delivering to Optionee a Special Warranty Deed in the form of Exhibit B attached hereto together with any other documents, deeds, instruments or declarations required to fully vest  such title and interest in Optionee.

ii. Optionee shall thereafter have the right in its sole discretion to prepare a Bankable Feasibility Study in accordance with this Section V(c) or to proceed with a 75/25 Joint Venture with Optionor, as hereinafter provided.

c. Optionor hereby further grants an exclusive option to Optionee to acquire an additional fifteen percent (15%) interest in one or more Projects or Claims, free and clear of any liens, charges, debts, royalties or other encumbrances of any kind whatsoever by the completion of a Bankable Feasible Study.

i. Upon the Optionee completing a Bankable Feasibility Study in accordance with this Section V(c), Optionor shall convey to Optionee (or such other, related party as Optionee shall designate) an additional fifteen percent (15%) interest in the Claims, by executing, acknowledging, and delivering to Optionee a Special Warranty Deed in the form of Exhibit B attached hereto together with any other documents, deeds, instruments or declarations required to fully vest such interest in the Claims in Optionee.

d. Optionee may, in its sole discretion, elect to not go forward with the preparation of a Bankable Feasibility Study with regard to one or more specific Projects, in which case the Joint Venture with regard to that Project shall remain at the 75/25 ownership ratio.

e. Optionor’s interest under this Section V shall be carried by Optionee until, in accordance with this paragraph V(e) a Joint Venture established under this Agreement, at any time after the preparation of a Bankable Feasibility Study, makes a Decision to Mine one or more Projects.  Not later than thirty (30) days after being notified of the Decision to Mine, Optionor shall elect, in writing, whether to have its interests in such Project be converted from a ten percent (10%) carried interest to a ten percent (10%) participating interest or to a two percent (2%) Net Smelter Returns Royalty.

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North Fork LLC / Kisa Gold Mining, Inc. – Master Earn-In Agreement

VI. Additional Covenants.

a. By Optionor. As an integral part of the consideration for this Agreement, Optionor further covenants:

i. not do any act or thing which would or might in any way adversely affect the rights of Optionee hereunder;

ii. to cooperate with and assist Optionee in obtaining approval of a such plans of operations as may be required for operations to be conducted on the Claims under this Agreement;

iii. to cooperate with and assist Optionee, at Optionee’s cost, in obtaining all required federal, state and local permits as may be required for operations to be conducted on the Claims under this Agreement;

iv. to deliver to Optionee a copy of each technical, engineering or geological report relating to the Claims or any of them; and

v. to provide promptly to Optionee any and all notices and correspondence received by the Optionor from government agencies in respect to the Claims

vi. to cooperate fully with Optionee in obtaining such assurances or other accommodations from third parties to confirm the validity of the title to be conveyed by Optionor to Optionee under this Agreement as Optionee may from time-to-time request.

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North Fork LLC / Kisa Gold Mining, Inc. – Master Earn-In Agreement

VII. Exploration Expense.

a. Notwithstanding anything else contained in this Agreement, at all time during the term of this Agreement, Optionee shall do all things and take all steps necessary to keep the Claims in good standing with the State of Alaska.

b. Unless otherwise agreed, the obligation to pay rental to the State of Alaska with respect to the Claims for any rental year commencing on the Effective Date of this Agreement shall accrue hereunder on the August 1 immediately preceding said September 1, if this Agreement remains in effect on said August 1 but not otherwise.

VIII. Termination by Optionee.

a. Optionee may elect at any time to terminate this Agreement and its performance hereunder it by conveying all right, title, and interest it may have in the Claims to Optionor.

b. The document by which Optionee conveys its interests in the Claims to Optionors shall be substantially in the form of the deed attached to this Agreement as Exhibit D, and shall provide for title, free and clear of any liens or other encumbrances created or arising as a result of Optionee’s possession and ownership of an interest in the Claims.

c. Except for those obligations which by their terms survive this Agreement and those obligations the due date or incurrence of which precedes the actual date the said deed is delivered to Optionor, upon conveyance of Optionee’s interest in the Claims to Optionors pursuant to this Section, Optionee’s obligations under this Agreement shall terminate.

d. Upon conveyance of all of Optionee’s interest in the Claims to Optionor pursuant to this Section, Optionee

i. shall have the right, at its own risk and expense, to remove from the Claims, at any time within one year, all fixtures, personal property and improvements which Optionee has erected or placed thereon, and

ii. shall have the obligation to remove within said year, at its own risk and expense, all fixtures, personal property and improvements which Optionee has erected or placed thereon that are described in a notice delivered by Optionor to Optionee within 90 days after Optionor’s receipt of the conveyance pursuant to this Section; provided, however, that

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North Fork LLC / Kisa Gold Mining, Inc. – Master Earn-In Agreement

any such fixtures, personal property and improvements that were not required to be removed within said year and which were not removed shall become and remain Optionor’s sole property.

e. Optionee, at its own risk and expense, may post watchmen on the Claims during such one year period; provided, however, that nothing contained in this Agreement shall be construed to prevent Optionor from assuming immediate possession and control of the Claims for the purpose of conducting mineral exploration and development activities thereon or conveying the Claims to third parties so that they may conduct such activities, subject to Optionee’s removal rights hereunder, as limited as provided below.

f. Optionee shall make such reasonable accommodations with Optionor concerning the location and relocation of personal property left on the Claims, but not abandoned by Optionee, so as not to interfere with the use of the Claims by Optionor as set forth in this Section; provided, however, that if Optionee fails or refuses to relocate any such items within a reasonable time after notice to do so has been received by Optionee, such personal property may be relocated by Optionor at Optionee’s expense.

g. Upon conveyance of Optionee’s interest in the Claims to Optionor as herein provided, all permanent structures on the Claims used or constructed, and abandoned or not removed by Optionee, will be left in a neat, clean, and safe condition and shall become the sole property of Optionor.

h. Prior to such conveyance, Optionee will close all openings and shafts that it has constructed or used and fence off the same unless otherwise agreed in writing between the parties. Failure of Optionee to fulfill this obligation by the date of conveyance shall constitute authorization for Optionor to do so at Optionee’s expense.

i. Optionee will comply with all laws concerning reclamation and, to the maximum extent practicable, restore the Claims to their original condition; subject to reasonable changes made to the Claims as a consequence the activities undertaken pursuant to this Agreement.

j. Following conveyance of the Claims to Optionor, Optionee shall promptly deliver to Optionor a copy of all engineering, geologic and factual data obtained from the Claims including assay results, drill hole logs and drill hole location maps which Optionee has obtained or prepared as a result of exploration on the Claims and which has not previously been delivered to Optionor. Optionee

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North Fork LLC / Kisa Gold Mining, Inc. – Master Earn-In Agreement

makes no representation or warranty as to the accuracy or utility of such data and shall have no liability of any kind for any use of or reliance thereon by Optionor.

IX. Default; Termination by Optionor.

a. Subject to Section IX(b), in the event of a material default by Optionee under the provisions of this Agreement other than a default in the obligation to maintain the Claims in good standing, Optionor shall have the right at any time to give written notice of the default to Optionee.

b. Optionee shall have thirty (30) days after the date such notice is received within which either (i) to commence to cure and thereafter continue with reasonable diligence to cure the alleged default or (ii) to contest the claim.

c. If Optionee fails to contest the claim or to commence to cure the alleged default within thirty (30) days after receipt of such notice, Optionor may elect to terminate this Agreement, in which case Optionee shall promptly convey all of its right, title and interest in the Claims to Optionor.

d. If Optionee contests the alleged default and is found to be in default, it shall commence to cure the default within thirty (30) days after the decision and thereafter continue with reasonable diligence to cure the default.

e. If Optionee fails to complete curative action with reasonable diligence Optionor may terminate this Agreement, in which case Optionee shall promptly convey all of its right, title and interest in the Claims to Optionor.

f. Notwithstanding the foregoing, if the alleged default relates to Optionee’s failure i) to pay money when due, or ii) to maintain the Claims in good standing, and if Optionor seeks judicial redress in any court of competent jurisdiction, the only question which shall be laid before the court shall be how much money, if any, is due Optionor. If the court finds that Optionee is in default and awards a judgment against Optionee, Optionee shall make the appropriate disbursal within thirty (30) business days after the date decision becomes final.

g. Recovery of title pursuant to this Section, due to Optionee’s material default and failure to cure such default, shall not be in lieu of any other remedies that might otherwise be available to Optionors.

h. Optionors hereby acknowledge that Optionee does not have and never shall have any express or implied obligation to explore, develop, or mine the Claims.

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North Fork LLC / Kisa Gold Mining, Inc. – Master Earn-In Agreement

X. Operations.

a. Optionee will perform all acts and do all things consistent with the Purpose of this Agreement including:

i. Conducting all of its operations on the Claims in a sound and minerlike manner;

ii. Maintaining adequate Workers’ Compensation Insurance;

iii. Maintaining adequate public liability insurance;

iv. Naming Optionor as an additional insureds on such liability policies and providing Optionor with proof of such insurance upon request;

v. Obtaining all licenses, permits and bonds required by law for the use of or operations on the Claims; and

vi. Reclaiming the Claims from the effects of Optionee’s activities to the extent required by applicable law.

b. Optionor and their authorized agents shall, at Optionor’s sole risk and expense, have the right to inspect the Claims and such books and records relating to operations being conducted on the Claims, wherever they may be found, for the purpose of confirming that Optionee is complying with its obligations under this Agreement. All such inspections shall be:

i. made upon reasonable prior notice to Optionee, such notice to be not less than five (5) days;

ii. conducted in a reasonable manner, conforming to such of Optionee’s rules and regulations as are generally applicable to Optionee’s employees; and

iii. carried out in such a manner as not to interfere with Optionee’s operations.

c. Optionee shall not permit or create a mortgage, lien or other encumbrance upon the Claims prior to the exercise of the Option to Purchase, except that Optionee shall have the right to encumber its interest under this Agreement for the purposes of financing mining operations hereunder.

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North Fork LLC / Kisa Gold Mining, Inc. – Master Earn-In Agreement

d. Optionee agrees to post appropriate notices to contractors and materialmen on the Claims advising them of the non-liability of Optionor for work performed and materials provided to the site.

e. In the event a mortgage, lien, or other encumbrance is attached to the Claims for reasons other than financing the mining operations thereon, Optionee shall promptly cause the removal of same, and upon failure to do so, Optionor may pay the sums legally necessary to discharge said mortgage, lien or encumbrance and recover such sums from Optionee.

f. Optionee, at its option, may discharge any royalty, tax, mortgage, lien or other encumbrance legally imposed or existing against Optionor’s interest in the Claims, either in whole or in part and, in such event, Optionee shall be subrogated to such discharged tax, mortgage, lien or other encumbrance with the right to enforce the same against any obligation accruing hereunder toward satisfying same.

XI. Joint Venture

The Claims that are the subject of this Agreement consist of several discrete Projects, each of which potentially could host on or more mineable resources.  As appropriate, and from time-to-time, the Parties hereto agree to enter into agreements governing the operations on each Project as appropriate.  Those agreements will be substantially in the form set forth in Exhibit D. At all times during the Term of this Agreement, Optionee shall be the sole manager of all operations conducted on the Claims and will make all decisions with regard to Exploration Expenditures.

XII. Maintenance of Claims.

a. During the term of this Agreement, Optionee

i. shall pay such fees and perform such acts and obligations and make such recordings and filings as it has become obligated to pay, perform, or make and that otherwise may be required to maintain the Claims in good standing in compliance with all applicable laws and regulations of the State of Alaska; and

ii. shall provide to Optionor evidence of satisfaction of the same not later than (A) August 1 of each assessment work year (in the case of any accrued obligation to perform adequate assessment work during said assessment work year), (B) not later than November 1 (in the case of any accrued obligation to pay rental due under AS38.05.211, and (C) 30 days

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prior to the date any other such payment, act, obligation, recording, or filing is required to be completed.

b. If Optionee fails to comply timely in any respect with Section XI(a) above, Optionors shall have the right

i. to give Optionee written notice of the alleged failure; and, thereafter,

ii. to enter on the Claims (if the failure is the failure to perform sufficient assessment work) and perform the required assessment work, record or file the required documents, or make the required payments, as the case may be, all at Optionee’s expense.

c. Optionee may amend or relocate the Claims and may convert any of the Claims, to a State of Alaska mining lease or leases. All rights so acquired by Optionee shall be part of the Claims for the Purposes of this Agreement. In the event of the termination of this Agreement, Optionee shall convey all of its right, title and interest so obtained to Optionor.

d. Optionor agrees to cooperate with Optionee and to take such reasonable actions, execute and deliver such reasonable documents, and otherwise provide such reasonable assistance as may be useful or necessary to permit Optionee to comply with the provisions of this Section.

XIII. Force Majeure; Delay.

a. If Optionee shall be prevented by Force Majeure from timely performance of any obligations under this Agreement other than the obligation to maintain the  Claims in good standing, the failure shall be excused and the period for performance shall be extended for a period equal to the duration of the condition constituting Force Majeure.

b. Optionee shall promptly give Optionor notice of commencement and termination of Force Majeure. Optionee shall use reasonable diligence to remove Force Majeure but shall not be required to institute legal proceedings, settle any labor dispute or challenge the validity of any law, regulation, action or inaction of government.

XIV. Notices.

a. All payments, notices and other communications to either Party shall be in writing and delivered personally; sent by certified or registered prepaid mail, return

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North Fork LLC / Kisa Gold Mining, Inc. – Master Earn-In Agreement

receipt requested; sent by fax; sent by email; sent by courier; or sent by any other means providing for receipt of the communication in written form.

b. Notices delivered personally, sent by certified mail or registered mail, or sent by courier shall be effective on the next business day after the date of actual delivery.

c. Notices sent by fax or sent by email shall be effective on the next business day after the day of transmission, provided that the sending Party has received electronic confirmation of successful transmission.

d. Until a change of address is given in accordance with the provisions of this Section, notices shall be addressed to Optionee and Optionor, respectively:

If to Optionee:

North Fork LLC

North Fork Resources Pty Ltd.

PO Box 284

West Perth, WA 66872

AUSTRALIA

Email:  akelly@dorayminerals.com.au

Attention:  Allan Kelly, Manager

Phone No: 61 8 9226 0600

with copy to:

J. P. Tangen

Attorney at Law (P.C.)

1600 A Street, Suite 310

Anchorage, AK 99501

USA

Phone No:  (907) 222-3985

Email:   jpt@jptangen.com

If to Optionors:

Kisa Gold Mining, Inc.

724 East Mettler Lane

Spokane, WA 99216

USA

Attn:  Terrence J. Dunne, Secretary

Phone No.:  (509) 893-0171

Email:  dunneterrencej@qwestoffice.net

A2Kb Master Earn-In Agreement

North Fork LLC / Kisa Gold Mining, Inc. – Master Earn-In Agreement

XV. Assignment.

Any party may assign its interest under this Agreement, in whole or in part, at any time to an Affiliate or to an unrelated, qualified third party; provided, however, that if any such assignment is to an Affiliate the assigning Party shall remain a guarantor of the performance of that Affiliate; and provided further, that if any such assignment is to a qualified unrelated third party such assignment will not be effective until thirty (30) days after the non-assigning Party had received actual notice of the assignment and, if requested, competent evidence of the assignee’s qualifications. The non-assigning third party may be deemed unqualified by the non-assigning party if it lacks the financial or technical capacity to perform it obligations under this Agreement, in which case the assigning Party shall remain as a guarantor of the performance of the assignee.

XVI. Confidentiality.

Optionor agrees that all information developed or acquired as a result of activities by Optionee under this Agreement, including but not limited to information relating to mineral discoveries, ore reserves, mining methods, plans and production schedules and other information, including the terms of this Agreement, shall be kept strictly confidential and shall not be released or made public without Optionee’s express prior written consent during the time that this Agreement is in effect.

XVII. Miscellaneous.

a. The parties shall execute and record a memorandum of this Agreement substantially on the form of Exhibit E in order to provide notice of this Agreement to third parties

b. This Agreement will be governed by and construed in accordance with the laws of the State of Alaska.

c. All references to money refer to U. S. Dollars.

d. This Agreement contains the entire understanding between the Parties relating to its subject matter and supersedes any prior or contemporaneous Agreements, commitments, representations, writings and discussions relating thereto, whether oral or written, express or implied and may only be amended in writing and signed by each Party.

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North Fork LLC / Kisa Gold Mining, Inc. – Master Earn-In Agreement

e. This Agreement shall not be construed to contain any implied consideration, warranties, representations, or covenants, including any implied obligation of Optionee to explore, mine or otherwise work the Claims, beyond the specific undertakings set forth herein and is not intended to create any partnership between the parties.

f. If any provision of this Agreement is determined to be unenforceable pursuant to a judicial proceeding, the remainder shall remain in full force and effect.

g. The Parties agree that they will execute such further agreements, conveyances and assurances as the parties may deem necessary to carry out the Purpose of this Agreement.

h. This Agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective successors and assigns.

i. Time is of the essence in this Agreement.

j. The headings and subheadings set forth in this Agreement are for ease of reference only and are not intended to be used in construing the meaning of the provisions hereof.

k. This Agreement may be signed in counterparts and delivered electronically.

EFFECTIVE as of the date initially set forth above.

North Fork LLC, Optionee

       By: ______________________________

        Allan Kelly, Manager

Kisa Gold Mining, Inc. Optionor

By: _______________________________

        Terrence J. Dunne, Secrerary

A2Kb Master Earn-In Agreement